L & L Energy, Inc. 2010 Annual Meeting and Annual Report Notification

Seattle, August 16, 2010 – L & L Energy Inc., (Nasdaq: LLEN) (“L&L”), a U.S.-based company operating coal mines in China, has mailed its Notice of Annual Meeting and Proxy Statement to stockholders of record on July 30, 2010.

L&L’s Annual Meeting will be held on Thursday, September 9, 2010, at 2:30 PM Pacific Time at the Company’s headquarters located at 130 Andover Park East, Suite 200, Seattle, Washington 98188. At the meeting, the Company will discuss the Company’s success of its business performance for the year ended April 30, 2010.

The Form 10-K Annual for fiscal 2010 has filed with the Securities and Exchange Commission on July 28, 2010.  The Annual Report, excluding exhibits, is available to stockholders on L&L’s website at www.LLEnergyInc.com.  L&L will furnish the Annual Report free of charge to any stockholder upon written request made to L&L at 130 Andover Park East Suite 200, Seattle, WA 98188.

About L & L Energy

Founded in 1995 and headquartered in Seattle, L&L focuses on serving the vast energy needs of the Chinese market.  L&L’s China operations are headquartered in Kunming City, and the Company operates three coal mines, three coal washing facilities, a coking facility, and a coal wholesale network in both Yunnan Province and Guizhou Province of China.  Marketing offices are also located in Shenzhen and Guangzhou of Guangdou Province and Taipei, Taiwan.

Contacts:

Dave Gentry

RedChip Companies, Inc.

(800)733-2447, Ext.104

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SOURCE: L & L Energy, Inc.